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                                                                     Exhibit (j)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
     the Huntington Funds:

We consent to use of our report dated February 17, 1999 for the Huntington Funds as incorporated by reference herein and to the reference to our firm under the heading "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included herein.


/s/ KPMG LLP
Columbus, Ohio
April 27, 1999